Exhibit 1.1

EXECUTION VERSION

UNDERWRITING AGREEMENT

October 22, 2013

YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

Ladies and Gentlemen:

We (collectively, the “Manager”) are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the “Underwriters”), and we understand that YUM! Brands, Inc., a North Carolina corporation (the “Company”), proposes to issue and sell $325,000,000 aggregate principal amount ($323,797,500 initial offering price) of its 3.875% Senior Notes due November 1, 2023 (the “2023 Debt Securities”) and $275,000,000 aggregate principal amount ($274,876,250 initial offering price) of its 5.350% Senior Notes due November 1, 2043 (the “2043 Debt Securities” and, together with the 2023 Debt Securities, the “Debt Securities”).

Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amount of the Debt Securities set forth opposite their names at a purchase price of 98.980% of the principal amount thereof for the 2023 Debt Securities and 99.080% of the principal amount thereof for the 2043 Debt Securities, plus accrued interest, if any, from October 31, 2013:

UNDERWRITER	PRINCIPAL AMOUNT OF 2023 DEBT SECURITIES	PRINCIPAL AMOUNT OF 2043 DEBT SECURITIES
Citigroup Global Markets Inc.	$61,750,000	$52,250,000
Goldman, Sachs & Co.	61,750,000	52,250,000
J.P. Morgan Securities LLC	61,750,000	52,250,000
Morgan Stanley & Co. LLC	61,750,000	52,250,000
HSBC Securities (USA) Inc.	17,875,000	15,125,000
Wells Fargo Securities, LLC	17,875,000	15,125,000
Fifth Third Securities, Inc.	6,500,000	5,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	6,500,000	5,500,000
PNC Capital Markets LLC	6,500,000	5,500,000
Rabo Securities USA, Inc.	6,500,000	5,500,000
Scotia Capital (USA) Inc.	6,500,000	5,500,000
U.S. Bancorp Investments, Inc.	6,500,000	5,500,000
The Williams Capital Group, L.P.	3,250,000	2,750,000

Total	$325,000,000	$275,000,000

The Underwriters will pay for the Debt Securities upon delivery thereof to The Depository Trust Company (“DTC”) or its designated custodian at 10:00 a.m. (New York time) on October 31, 2013, or at such other time, not later than 5:00 p.m. (New York time) on October 31, 2013, as shall be designated by the Manager. The times and dates of such payments and deliveries are each hereinafter referred to as the “Closing Date.”

The Debt Securities shall have the terms set forth in the Prospectus dated April 29, 2013, as supplemented by the final term sheet dated October 22, 2013 and the Prospectus Supplement dated October 22, 2013, including the following:

TERMS OF DEBT SECURITIES:

Maturity Date:	November 1, 2023 for the 2023 Debt Securities November 1, 2043 for the 2043 Debt Securities

Interest Rate:	3.875% for the 2023 Debt Securities 5.350% for the 2043 Debt Securities

Redemption Provisions:	As set forth in the Prospectus Supplement under “Description of Notes.”

Interest Payment Dates:	May 1 and November 1, commencing May 1, 2014 (interest accrues from October 31, 2013).

Form and Denominations:	Global Note registered in the name of Cede & Co., as the nominee of DTC. Beneficial interests in such Global Note will be in minimum denominations of $2,000 and in integral multiples of $1,000.

Ranking:

The Debt Securities will be senior unsecured debt obligations of the Company issued under the Indenture, dated as of May 1, 1998 (the “Indenture”), by and between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and will rank PARI PASSU with all other senior unsecured indebtedness of the Company from time to time outstanding.

All provisions contained in the document entitled YUM! Brands, Inc. Underwriting Agreement Standard Provisions (Debt Securities) dated October 22, 2013, a copy of which is attached hereto (the “Standard Provisions”), are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in the Standard Provisions is otherwise defined herein, the definition set forth herein shall control. For purposes of the Standard Provisions the following terms shall have the following meanings:

1.   “Applicable Time” means 3:20 p.m. (New York time) on the date of this Agreement.

2.   “Pricing Disclosure Package” means the Pricing Prospectus as supplemented by the final term sheet to be prepared and filed pursuant to Rule 433(d) of the Securities Act Regulations.

3.   “Issuer Free Writing Prospectus Not Included In The Pricing Disclosure Package”: Not applicable.

The final term sheet referred to in Section 6(b) of the Standard Provisions is attached hereto as Exhibit A.

2

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES LLC
MORGAN STANLEY & CO. LLC

By: Citigroup Global Markets Inc.

By:	/s/ Jack D. McSpadden Jr.
Name: Jack D. McSpadden Jr.
Title: Managing Director

By: Goldman, Sachs & Co.

By:	/s/ Adam Greene
Name: Adam Greene
Title: Vice President

By: J.P. Morgan Securities LLC

By:	/s/ Robert Bottamedi
Name: ROBERT BOTTAMEDI
Title: VICE PRESIDENT

By: Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

acting severally on behalf of themselves and the Underwriters named herein

NOTICE INFORMATION:
J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
Attention: High Grade Syndicate Desk – 3rd Floor
Facsimile: (212) 834-6081

Signature Page to Underwriting Agreement

Accepted:

YUM! BRANDS, INC.

By:	/s/ Larry Gathof	By:	/s/ David E. Russell
	Name: Larry Gathof		Name: David E. Russell
	Title: Vice President and Treasurer		Title: Vice President, Finance and Corporate Controller

NOTICE INFORMATION:

YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

Attention: General Counsel

Phone: (502) 874-1000

Facsimile: (502) 874-8016

Signature Page to Underwriting Agreement

YUM! BRANDS, INC.

UNDERWRITING AGREEMENT

STANDARD PROVISIONS
(DEBT SECURITIES)

October 22, 2013

From time to time, YUM! Brands, Inc., a North Carolina corporation (the “Company”), may enter into one or more underwriting agreements that provide for the sale of designated debt securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as “this Agreement.” Terms defined in this Agreement are used herein as therein defined.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” (as such term is defined under Rule 405 of the rules and regulations (the “Securities Act Regulations”) of the Commission under the Securities Act of 1933, as amended (the “Securities Act”)) on Form S-3 (File No. 333-188216), for the registration under the Securities Act of debt securities. Such registration statement, including all exhibits thereto but excluding that part of the registration statement that constitutes the Statement of Eligibility and Qualification of the Trustee (the “Form T-l”) and including any prospectus supplement relating to the Debt Securities that is filed with the Commission and deemed by virtue of Rule 430B of the Securities Act Regulations to be a part of such registration statement, is hereinafter called the “Registration Statement.”

The Company has also filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Debt Securities (as defined in the Underwriting Agreement) pursuant to Rule 424(b) of the Securities Act Regulations.

As used herein, the following terms shall have the following meanings:

i.                      “Basic Prospectus” means the basic prospectus included in the Registration Statement in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement.

ii.                   “Prospectus” means the Basic Prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, together with the final Prospectus Supplement.

iii.                “Preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Debt Securities together with the Basic Prospectus.

iv.               “Pricing Prospectus” means the Basic Prospectus as amended and supplemented immediately prior to the Applicable Time.

v.                  “Applicable Time” has the meaning specified in the Underwriting Agreement relating to the Debt Securities.

vi.               “Pricing Disclosure Package” has the meaning specified in the Underwriting Agreement relating to the Debt Securities.

vii.            “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 of the Securities Act Regulations.

Any reference herein to the Registration Statement, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents, financial statements and schedules incorporated by reference therein or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, and any reference to any amendment or supplement to the Registration Statement, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and so incorporated by reference or deemed to be incorporated therein. Notwithstanding the foregoing, for purposes of this Agreement any prospectus, prospectus supplement, term sheet or abbreviated term sheet prepared or filed with respect to an offering pursuant to the Registration Statement of a series of securities other than the Debt Securities shall not be deemed to have supplemented the Prospectus.

1.              REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each of the Underwriters that:

(a)             (i) (A) The Registration Statement became effective upon filing with the Commission and no stop order suspending the effectiveness of the Registration Statement is in effect nor, to the Company’s knowledge, are any proceedings for such purpose pending before or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) of the Securities Act Regulations has been received by the Company, and (B) no order preventing or suspending the use by the Company of any preliminary prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(ii) The Company was a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (A) at the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Debt Securities in reliance on the exemption of Rule 163 of the Securities Act Regulations; and the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act Regulations at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Debt Securities.

(b)             (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated or to be incorporated by reference in the Pricing Prospectus or the Prospectus complies or will comply, in all material respects, with the applicable provisions of the Exchange Act and the rules and regulations thereunder, (ii) the Registration Statement and any amendments thereto, do not and will not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the Pricing Prospectus and the Prospectus comply, and any further amendments or supplements to the Registration Statement or the Prospectus will comply, in all material respects, with the Securities Act and the Securities Act Regulations, and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (iv) the Pricing Disclosure Package, as of the Applicable Time, and the Prospectus and any amendment or supplement thereto, as of the date thereof, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) each Issuer Free Writing Prospectus Not Included In The Pricing Disclosure Package does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations and warranties (l) as to information contained in or omitted from the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus Not Included In The Pricing Disclosure Package or the Prospectus, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto, or (2) as to the Form T-l under the Trust Indenture Act.

(c)           Each of the Company and KFC Corporation, Pizza Hut, Inc. and Taco Bell Corp. (each a “Principal Subsidiary”) has been duly incorporated and is validly existing and in good standing under the laws of its state of incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Prospectus, and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole. All of the outstanding shares of capital stock or other securities evidencing equity ownership of each Principal Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Company free and clear of any security interest, claim, lien or encumbrance.

(d)           The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed, and delivered by the Company and (assuming due authorization, valid execution, and delivery thereof by the Trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (x) enforcement thereof may be limited by (i) the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to or affecting creditors’ rights generally (whether now or hereafter in effect), (ii) laws limiting rights of indemnity or contribution, or (iii) equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding at law or in equity) and (y) the waiver contained in Section 6.12 of the Indenture may be deemed unenforceable; and the Indenture conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus.

(e)           This Agreement has been duly authorized, executed, and delivered by the Company.

(f)            The Debt Securities have been duly authorized and, when issued, executed, and authenticated in accordance with the provisions of the Indenture, and delivered to and duly paid for in accordance with the applicable provisions of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that (x) enforcement thereof may be limited by (i) the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to or affecting creditors’ rights generally (whether now or hereafter in effect), (ii) laws limiting rights of indemnity or contribution, or (iii) equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding at law or in equity) and (y) the waiver contained in Section 6.12 of the Indenture may be deemed unenforceable; and the Debt Securities will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus.

(g)            The execution and delivery of this Agreement and the Indenture by the Company, the issuance and sale of the Debt Securities and the performance by the Company of its obligations under this Agreement, the Debt Securities and the Indenture, as the case may be, will not conflict with or constitute a breach or violation of or default (with the passage of time or otherwise) under (i) the Restated Articles of Incorporation or Amended and Restated Bylaws of the Company, (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries, which breach or default would, singly or in the aggregate, have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise, (iii) any statute, law or regulation to which the Company or any of its properties may be subject, which violation would, singly or in the aggregate, have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise, or (iv) any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or any of its subsidiaries; and no consent, approval, authorization, or order of or qualification or registration with any governmental body or agency is, to the Company’s knowledge, required for the performance by the Company of its obligations under this Agreement, the Debt Securities or the Indenture, other than registration thereof under the Securities Act, qualification of the Indenture under the Trust Indenture Act and such registrations or qualifications as may be necessary under the Blue Sky laws or other securities laws of the various states in which the Debt Securities may be offered and sold.

(h)             There has not been any material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings, or financial condition of the Company and its subsidiaries on a consolidated basis from that set forth in the Company’s last periodic report filed with the Commission under the Exchange Act and the rules and regulations promulgated thereunder.

(i)              There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus and is not so described, or any applicable statute, regulation, contract, or other document that is required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus that is not so described.

(j)              The Company is not and, after giving effect to the offering and sale of the Debt Securities, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(k)             KPMG LLP (“KPMG”), who has certified certain financial statements of the Company and its subsidiaries and have audited the Company’s internal control over financial reporting, are, to the Company’s knowledge, independent public accountants as required by the Securities Act and the Securities Act Regulations.

(l)              The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act). The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(m)           Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(n)             The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); and such disclosure controls and procedures are effective.

2.              PUBLIC OFFERING. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Debt Securities as soon after this Agreement has been entered into as in the Manager’s judgment is advisable. The terms of the public offering of the Debt Securities have been provided by the Manager to the Company and are in all material respects completely set forth in the Prospectus.

3.              PURCHASE AND DELIVERY. Except as otherwise provided in this Section 3, payment for the Debt Securities shall be made by wire transfer, of immediately available funds, by the Underwriters to the order of the Company, at the time set forth in this Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Debt Securities, registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery.

4.              PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Debt Securities,

(iii) the preparation, issuance and delivery of the Debt Securities and any certificates for the Debt Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and its counsel, (v) the qualification of the Debt Securities under state securities laws or the applicable laws of any foreign jurisdiction in which the Debt Securities are offered in accordance with the provisions of Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of any Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, the Pricing Disclosure Package, and the Prospectus and any amendments or supplements thereto and any Issuer Free Writing Prospectus, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Debt Securities, and (viii) the fees and expenses incurred with respect to the listing of the Debt Securities on any securities exchange.

5.         CONDITIONS TO CLOSING. The several obligations of the Underwriters hereunder are subject to (i) the condition that the representations and warranties of the Company contained herein are true and correct (or, with respect to the representations and warranties contained in Section 1 that are not qualified as to materiality, are true and correct in all material respects) and the Company has complied with all agreements required by this Agreement or the Indenture on its part to be performed, and (ii) the following additional conditions precedent:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act Regulations and in accordance with Section 6(b) hereof; the final term sheet contemplated by Section 6(b) hereof and any other material required to be filed by the Company pursuant to Rule 433(d) of the Securities Act Regulations, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Securities Act Regulations shall have been received by the Company; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Manager’s reasonable satisfaction.

(b)           OPINION OF COUNSEL EMPLOYED BY THE COMPANY. On the applicable Closing Date, the Underwriters shall have received an opinion of Scott Catlett, Corporate Attorney of the Company, or such other counsel as may be selected by the Company and agreed to by the Manager, dated as of the applicable Closing Date, in form and substance reasonably satisfactory to the Manager to the effect that:

(i)            The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of North Carolina. Each Principal Subsidiary is validly existing and in good standing under the laws of its state of incorporation.

(ii)           The Company has the corporate power and authority to enter into and perform its obligations under this Agreement and the Indenture and to issue and sell the Debt Securities.

(iii)          This Agreement has been duly authorized, executed and delivered by the Company.

(iv)          The Indenture has been duly authorized, executed and delivered by the Company.

(v)           The Debt Securities have been duly authorized by the Company.

(vi)          The execution and delivery of this Agreement and the Indenture by the Company, the issuance and sale of the Debt Securities, and the performance by the Company of its obligations under this Agreement, the Debt Securities and the Indenture, as the case may be, will not conflict with or constitute a breach or violation of or default (with the passage of time or otherwise) under (A) the Restated Articles of Incorporation or Amended and Restated Bylaws of the Company, (B) subject to the Company’s compliance with any applicable covenants pertaining to its incurrence of unsecured indebtedness contained therein, any agreement or other instrument binding upon the Company or any of its subsidiaries, which breach or default would, singly or in the aggregate, have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise, (C) any statute, law or regulation to which the Company or any of its properties may be subject, or (D) to such counsel’s knowledge, after due inquiry, any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or any of its subsidiaries, except that such counsel may state that the opinion set forth in clause (C) of this paragraph (vi) is limited to those statutes, laws or regulations in effect on the date of this opinion which, in such counsel’s experience, are normally applicable to transactions of the type contemplated by this Agreement and such counsel expresses no opinion as to the Blue Sky laws or other securities laws of the various states in which the Debt Securities may be offered and sold.

(vii)           No consent, approval, authorization, or order of or qualification or registration with any court or other governmental body or agency is, to such counsel’s knowledge, required for the performance by the Company of its obligations under this Agreement, the Debt Securities or the Indenture, other than such registrations or qualifications as may be necessary under the Blue Sky laws or other securities laws of the various states in which the Debt Securities may be offered and sold.

(viii)          To such counsel’s knowledge after due inquiry, there is no legal or governmental proceeding pending or threatened, no statute or regulation, and no agreement, instrument, or other document to which, in any case, the Company or any of its subsidiaries is a party, or by which, in any case, any of the properties of the Company or its subsidiaries is bound, that is required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus, or that is required to be filed as an exhibit to the Registration Statement, that is not so described or filed.

(ix)            Each document incorporated, or deemed to be incorporated, by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, at the time such document was filed with the Commission appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, except that in each case such counsel need not express an opinion as to the financial statements, schedules and other financial data included or incorporated by reference in, or excluded from, the Registration Statement, the Pricing Prospectus or the Prospectus.

In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, counsel employed by the Company, representatives of the independent accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and has not made any independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel’s attention that have led him to believe that: (i) the Registration Statement, at each “new effective date” with respect to the Debt Securities pursuant to and within the meaning of Rule 430B(f)(2) of the Securities Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Disclosure Package as of the Applicable Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) the Prospectus as of the date of this Agreement and at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to (x) the financial statements, schedules and other financial data included or incorporated by reference in, or excluded from, the Registration Statement, the Pricing Disclosure Package or the Prospectus or (y) the Form T-1.

(c)                        OPINION OF COUNSEL TO THE COMPANY. On the Closing Date, the Underwriters shall have received an opinion from Mayer Brown LLP, counsel to the Company, dated as of the applicable Closing Date, in form and substance reasonably satisfactory to the Manager to the effect that:

(i)            Assuming the Indenture has been duly authorized, executed, and delivered by the Company and, assuming due authorization, valid execution, and delivery by the Trustee, the Indenture is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (x) enforcement thereof may be limited by (i) the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to or affecting creditors’ rights generally (whether now or thereafter in effect), (ii) laws limiting rights of indemnity or contribution, or (iii) equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding at law or in equity) and (y) the waiver contained in Section 6.12 of the Indenture may be deemed unenforceable.

(ii)           Assuming the Debt Securities have been duly authorized by the Company, when issued, executed, and authenticated in accordance with the provisions of the Indenture, and delivered to and duly paid for in accordance with the applicable provisions of this Agreement, the Debt Securities will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that (x) enforcement thereof may be limited by (i) the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to or affecting creditors’ rights generally (whether now or hereafter in effect), (ii) laws limiting rights of indemnity or contribution, or (iii) equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding at law or in equity), and (y) the waiver contained in Section 6.12 of the Indenture may be deemed unenforceable.

(iii)          The statements in the Pricing Prospectus under the caption “Description of Our Debt Securities” and in the Prospectus under the caption “Description of Notes,” insofar as they purport to summarize certain provisions of the Indenture and the Debt Securities, are in all material respects accurate summaries of such provisions and, to the extent that such statements constitute matters of law, summaries of legal matters, legal proceedings or legal conclusions, are accurate and complete in all material respects.

(iv)          The statements in the Pricing Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as such statements constitute a summary of the United States federal income tax laws referred to therein, are true, correct and complete in all material respects.

(v)           The Registration Statement (excluding the documents incorporated, or deemed to be incorporated, by reference therein), at the time the Registration Statement became effective, the Pricing Prospectus (excluding the documents incorporated, or deemed to be incorporated, by reference therein), at the Applicable Time, and the Prospectus (excluding the documents incorporated, or deemed to be incorporated, by reference therein), as of the date of this Agreement and at the Closing Date, each appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act, except that in each case such counsel need not express an opinion as to (i) the documents incorporated, or deemed to be incorporated, by reference in the Registration Statement, the Pricing Prospectus or the Prospectus, (ii) the financial statements, schedules and other financial data included or incorporated by reference in, or excluded from, the Registration Statement, the Pricing Prospectus or the Prospectus or (iii) the Form T-1.

(vi)          The execution and delivery of this Agreement by the Company, the issuance and sale of the Debt Securities, and the performance by the Company of its obligations under this Agreement,

the Debt Securities and the Indenture, as the case may be, will not conflict with or constitute a breach or violation of or default (with the passage of time or otherwise) under (A) the Restated Articles of Incorporation or Amended and Restated Bylaws of the Company or (B) subject to the Company’s compliance with any applicable covenants pertaining to its incurrence of unsecured indebtedness contained therein, any agreement or other instrument binding upon the Company or any of its subsidiaries that is filed as an exhibit to the Company’s most recent Annual Report on Form 10-K, which breach or default would, singly or in the aggregate, have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, counsel employed by the Company, representatives of the independent accountants of the Company, representatives of the Underwriters and counsel for the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus (other than as provided in subparagraphs (iii) and (iv) above) and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel’s attention that have led it to believe that (i) the Registration Statement at each “new effective date” with respect to the Debt Securities pursuant to and within the meaning of Rule 430B(f)(2) of the Securities Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Disclosure Package as of the Applicable Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) the Prospectus as of the date of this Agreement and at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no belief with respect to (i) the documents incorporated, or deemed to be incorporated, by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (ii) the financial statements, schedules and other financial data included or incorporated by reference in, or excluded from, the Registration Statement, the Pricing Disclosure Package or the Prospectus or (iii) the exhibits to the Registration Statement, including the Form T-1.

(d)             OPINION OF UNDERWRITERS’ COUNSEL. On the applicable Closing Date, the Underwriters shall have received an opinion from counsel to the Underwriters, dated as of the applicable Closing Date, and in form and substance satisfactory to the Underwriters.

(e)             OFFICER’S CERTIFICATE. On the applicable Closing Date, the Underwriters shall have received a certificate signed by an officer of the Company, dated the Closing Date, to the effect that (i) the representations and warranties of the Company contained in Section 1 hereof are true and correct (or, with respect to the representations and warranties contained in Section 1 that are not qualified as to materiality, true and correct in all material respects) with the same force and effect as though expressly made at and as of the date of such certificate and (ii) the Company has complied with all agreements and satisfied all conditions required by this Agreement or the Indenture on its part to be performed or satisfied at or prior to the date of such certificate.

(f)             COMFORT LETTER. On the date of this Agreement, the Underwriters shall have received a letter (an “Auditor’s Letter”) from KPMG, or such other independent registered public accounting firm as may be selected by the Company (KPMG or such other independent registered public accounting firm that have certified the financial statements covered by any applicable Auditor’s Letter each, successively, the “Company’s Auditors”), dated as of the date of this Agreement and in form and substance reasonably satisfactory to the Underwriters, containing statements and information of a type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information (including, without limitation, any pro forma financial statements and pro forma financial information) contained or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus; and, if financial statements for any assets, business or entity acquired by the Company are included or incorporated by reference in the Registration

Statement, the Pricing Prospectus or the Prospectus, the Underwriters shall have received a similar “comfort letter” from the Company’s Auditors, dated as of the date of this Agreement, and in form and substance reasonably satisfactory to the Underwriters, with respect to such financial statements and any financial information with respect to such assets, business or entity, as the case may be, contained or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus. Without limitation to the foregoing, the letter delivered by the Company’s Auditors shall state that nothing has come to their attention that caused them to believe that, at a specified date not more than five days prior to the date of such letter, there was any change in the outstanding capital stock of the Company or any increase in consolidated long-term debt of the Company or any decrease in the stockholders’ equity of the Company, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales and operating revenues or net income of the Company, except in each such case as set forth in or contemplated by the Registration Statement, the Pricing Prospectus and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Underwriters and the Company.

(g)           SUBSEQUENT DELIVERY OF COMFORT LETTER. On the applicable Closing Date, the Underwriters shall have received from each independent registered public accounting firm which delivered a letter pursuant to subsection (f) of this Section, dated as of the applicable Closing Date, to the effect that such firm reaffirms the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than five days prior to the applicable Closing Date.

(h)           OTHER DOCUMENTS. On the applicable Closing Date, counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Debt Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties or the fulfillment of any of the conditions herein contained.

6.              COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters contained herein, the Company covenants as follows:

(a)           NOTICE OF CERTAIN EVENTS. The Company will promptly advise the Manager of (i) the filing and effectiveness of any amendment to the Registration Statement other than by virtue of the Company’s filing any report required to be filed under the Exchange Act and the filing of any supplement to the Prospectus other than any amendment or supplement relating solely to an offering of securities other than the Debt Securities, (ii) any request by the Commission for any amendment to the Registration Statement, for any amendment or supplement to the Prospectus, or for any additional information from the Company (other than any such request relating to an offering of securities other than the Debt Securities), (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus or Issuer Free Writing Prospectus relating to the Debt Securities or the institution or threatening of any proceeding for any such purpose, and any notice received by the Company of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) of the Securities Act Regulations and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Debt Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use reasonable efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as reasonably possible the withdrawal thereof.

(b)           NOTICE OF CERTAIN PROPOSED FILINGS. During the period from the date of this Agreement to and including the last Closing Date, at or prior to the filing by the Company of any amendment to the Registration Statement or of any supplement to the Prospectus (other than any amendment or supplement relating solely to an offering of securities other than the Debt Securities), or any document the Company is required to file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, the Company will furnish the Manager and the

Underwriters with copies of any such amendment or supplement or other documents in a reasonable amount of time prior to such proposed filing and will not file any such document to which the Manager shall reasonably object, unless, in the judgment of the Company or its counsel, such amendment or supplement or other document is necessary to comply with law. Subject to the foregoing sentence, the Company (i) will promptly cause each applicable supplement to the Prospectus to be filed with or transmitted for filing with the Commission in accordance with Rule 424(b) or 424(c) of the Securities Act Regulations or pursuant to such other rule or regulation of the Commission as then deemed appropriate by the Company and (ii) will prepare a final term sheet reflecting the final terms of the Debt Securities, in substantially the form attached to the Underwriting Agreement (provided that, prior to filing such final term sheet, the Company shall allow the Manager reasonable opportunity to review the final term sheet and shall consider in good faith any reasonable comments submitted thereon by the Manager), and shall file such final term sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 of the Securities Act Regulations prior to the close of business two business days from the date of this Agreement.

(c)           COPIES OF THE REGISTRATION STATEMENT, THE PRICING PROSPECTUS AND THE PROSPECTUS. The Company will furnish (in New York) to the Underwriters, without charge, one original signed copy of the Registration Statement (including exhibits) and all amendments thereto that shall become effective, and as many copies of the Prospectus, any documents incorporated by reference therein, and any supplements and amendments thereto as the Underwriters may reasonably request, in each case within a reasonable period of time following the date on which this Agreement is executed and delivered by the Company and the Manager, or the date on which such document becomes effective, or the date on which such document is requested by the Underwriters, as applicable.

(d)           REVISIONS OF REGISTRATION STATEMENT, THE PRICING DISCLOSURE PACKAGE AND PROSPECTUS — MATERIAL CHANGES. If, at any time when a prospectus relating to the Debt Securities is required to be delivered under the Securities Act by the Underwriters (or in lieu thereof, the notice referred to in Rule 173(a) of the Securities Act Regulations), any event occurs or condition exists as a result of which the Prospectus would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any reason it is necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, or the respective rules and regulations of the Commission thereunder, or any other applicable law, the Company will promptly notify the Underwriters, by telephone or by facsimile (in either case with written confirmation from the Company by mail), and will promptly prepare and, subject to Section 6(b), cause to be filed with the Commission the appropriate documents or appropriate amendment or supplement to the Registration Statement or the Prospectus, as the case may be, and will supply without charge to the Underwriters one copy of a signed copy of any such amended Registration Statement and will supply without charge to the Underwriters as many copies of any such amended or supplemented Prospectus as the Underwriters may from time to time reasonably request.

(e)           COMPLIANCE WITH EXCHANGE ACT. The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) of the Securities Act Regulations), will comply, in a timely manner, with all applicable requirements under the Exchange Act relating to the filing with the Commission of the Company’s reports pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and, if then applicable, the Company’s proxy statements pursuant to Section 14(a) of the Exchange Act.

(f)            EARNINGS STATEMENT. The Company will make generally available to its security holders earnings statements that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Regulations.

(g)           BLUE SKY QUALIFICATIONS. The Company will, with such assistance from the Underwriters as the Company may reasonably request, endeavor to qualify the Debt Securities for offer and sale under the Blue Sky laws or other securities laws of such jurisdictions as the Underwriters shall reasonably request and will maintain such qualifications for as long as required with respect to the offer, sale, and distribution of the Debt Securities; provided, however, that the Company shall not be obligated to register or qualify as a foreign corporation or take any action which would subject it to general service of process in any jurisdiction where it is not now subject.

(h)             SUSPENSION PERIOD. During the period from the date of this Agreement to and including the last Closing Date, the Company shall not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after the last Closing Date and which are substantially similar to the Debt Securities, without the prior written consent of the Manager.

(i)              FILING FEES. The Company agrees to pay the required Commission filing fees relating to the Debt Securities within the time required by Rule 456(b)(1) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations.

(j)              ISSUER FREE WRITING PROSPECTUS.

(i)              The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 6(b) hereof, the Company has not made and will not make any offer relating to the Debt Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations;

(ii)             Each Underwriter represents and agrees that, without the prior consent of the Company and the Manager, other than one or more term sheets relating to the Debt Securities containing customary information and conveyed to purchasers of Debt Securities that do not require the Company to file any material pursuant to Rule 433(d) of the Securities Act Regulations except for the final term sheet prepared and filed pursuant to Section 6(b) hereof, it has not made and will not make any offer relating to the Debt Securities that would constitute a free writing prospectus;

(iii)            The free writing prospectuses, the use and content of which have been consented to by the Company, are the final term sheet prepared and filed pursuant to Section 6(b) hereof and each Issuer Free Writing Prospectus Not Included In The Pricing Disclosure Package;

(iv)            The Company has complied and will comply with the requirements of Rule 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(v)             The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Manager and, if requested by the Manager, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

7.               INDEMNIFICATION AND CONTRIBUTION.

(a)            The Company agrees to indemnify and hold each Underwriter and each person, if any, who controls an Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages, or liabilities as incurred, insofar as such losses, claims, damages, or liabilities (and actions in respect thereof) arise out of, are based upon, or are caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed by the Company pursuant to Rule 433(d) of the Securities Act Regulations or arise out of, are based upon or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company agrees to reimburse each such indemnified party for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred; provided, however, that the Company will not be liable to the extent that such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, are based upon, or are caused by (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon the Form T-1, or (ii) any untrue statement or omission or alleged untrue statement or omission included in or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriters in writing expressly for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto or Issuer Free Writing Prospectus.

(b)             Each Underwriter severally (and not jointly) agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with respect to such losses, claims, damages, and liabilities (and actions in respect thereof) that arise out of, are based upon, or are caused by any untrue statement or omission or allegedly untrue statement or omission included in or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information furnished to the Company by or on behalf of such Underwriter in writing expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or Issuer Free Writing Prospectus.

(c)             In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the “indemnified party”) will promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and will pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be borne by the indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party (whether or not the indemnifying party was an original named party to such proceeding) and the indemnified party and such indemnified party shall have been advised by counsel that there may be actual or potential conflicts of interest between the indemnifying party and the indemnified party including situations in which there may be one or more legal defenses available to the indemnified party which are different from, or additional to, those available to the indemnifying party. It is understood that the indemnifying party will not, in connection with any proceeding or substantially similar or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses will be reimbursed as they are incurred. Such firm will be designated in writing by the Manager (in the case of parties indemnified pursuant to the second preceding paragraph) or by the Company (in the case of parties indemnified pursuant to the first preceding paragraph), as the case may be. The indemnifying party will not be liable for any settlement of any claim, action or proceeding effected without its written consent, but if settled with such consent, or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement or compromise of or consent to the entry of any judgment with respect to any pending or threatened claim, action or proceeding in respect of which any indemnified party is or could have been a party and indemnity or contribution could have been sought hereunder by such indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by, the indemnified party. Any provision of this paragraph (c) to the contrary notwithstanding, no failure by an indemnified party to notify the indemnifying party as required hereunder will relieve the indemnifying party from any liability it may have had to an indemnified party otherwise than under Section 7(a) or (b).

(d)             If the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying the indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of Debt Securities by the Underwriters, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, in connection with the offering of Debt Securities by the Underwriters will be deemed to be in the same proportion as the total net proceeds received by the Company from the offering of such Debt Securities bears to the total discounts and commissions received by the Underwriters from the Company in respect thereof. The relative fault of the Company, on the one hand, and of the Underwriters, on the other, will be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied or to be supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)             The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to therein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in paragraph (d) above will be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Any other provisions of this Section 7 to the contrary notwithstanding (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Debt Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Debt Securities in paragraph (d) above and this paragraph (e) to contribute are several in proportion to their respective underwriting obligations with respect to such securities and not joint.

(f)             The remedies provided for in this Section 7 are not exclusive and will not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

8.               TERMINATION. The Underwriters may terminate this Agreement immediately upon notice to the Company if, at any time prior to the Closing Date, (i) there shall have occurred (A) any material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings, or financial condition of the Company and its subsidiaries on a consolidated basis, (B) any suspension or material limitation of trading in the Company’s capital stock by the Commission or the New York Stock Exchange, Inc. (the “NYSE”), or (C) any decrease by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation with respect to the ratings of any of the debt securities issued or guaranteed by the Company or any public announcement by any such organization to the effect that it has placed any debt securities issued or guaranteed by the Company on what is commonly termed a “watch list” with negative implications (the events described in the foregoing clauses (A) through (C) the “Company-Specific Events”), the effect of any of which Company-Specific Events shall have made it impracticable, in the reasonable judgment of the Manager, to market such Debt Securities, or (ii) there shall have occurred (A) any suspension or material limitation of trading in securities generally on the NYSE or the establishment of minimum prices on the NYSE, (B) a declaration of a general moratorium on commercial banking activities in New York by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States adversely affecting transactions of the type contemplated by this Agreement or (C) any outbreak or material escalation of hostilities or other national or international calamity or crisis (the events described in the foregoing clauses (A) through (C) the “Market Events”), the effect of any of which Market Events (other than the Market Event described in Clause (B), which shall not be subject to the following qualification) shall have made it impracticable, in the reasonable judgment of the Manager, to market such Debt Securities.

9.             DEFAULTING UNDERWRITERS. If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Debt Securities that it has or they have agreed to purchase on such date, and the aggregate amount of Debt Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Debt Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Debt Securities set forth opposite their respective names above bears to the aggregate amount of Debt Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Debt Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Debt Securities and the aggregate amount of Debt Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Debt Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Debt Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date but in no event for longer then seven days, in order that the required changes, if any, in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.          SURVIVABILITY. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Debt Securities.

11.          CERTAIN OBLIGATIONS. If this Agreement shall be terminated pursuant to Section 8 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Debt Securities except as provided in Sections 4 and 7 hereof; but, if for any other reason (other than a default by the Underwriters under Section 9 hereof) Debt Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Manager for all out-of-pocket expenses approved in writing by the Manager, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Debt Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Debt Securities except as provided in Sections 4 and 7 hereof.

12.          NO ADVISORY OR FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that (i) the purchase and sale of the Debt Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered any such advisory services, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13.            NOTICES. In all dealings hereunder, the Manager shall act on behalf of each of the Underwriters of Debt Securities, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Manager.

Except as otherwise specifically provided herein, all communications hereunder will be in writing and shall be deemed to have been duly given if delivered by hand, mailed via Express Mail, deposited with Federal Express or any nationally recognized commercial courier service for “next day” delivery, or telecopied and confirmed in writing (by telecopied facsimile or otherwise) to the respective addresses or telecopier numbers set forth on the signature page hereto, or to such other address or telecopier number as either party may hereafter designate to the other in writing; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered in a manner provided above to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Manager upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.            SUCCESSORS; NON-TRANSFERABILITY. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, and the officers, directors, and controlling persons referred to in Section 7 hereof. No other person will have any right or obligation hereunder. Neither party to this Agreement may assign its rights hereunder without the written consent of the other parties.

15.            COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.            TIME OF THE ESSENCE. Time shall be of the essence with respect to this Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.            APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York, including without limitation, New York General Obligations Law Section 5-1401.

18.            HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and will not affect the construction of any of the terms or provisions hereof.

19.            TAX. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the United States federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

Exhibit A – Final Term Sheet

Attached

Filed Pursuant to Rule 433
Registration Statement No. 333-188216
Dated October 22, 2013

PRICING TERM SHEET

3.875% Senior Notes due 2023

Issuer:	Yum! Brands, Inc.
Ratings:	Moody’s: Baa3 / S&P: BBB
Format:	SEC Registered
Ranking:	Senior Unsecured
Offering Size:	$325,000,000
Trade Date:	October 22, 2013
Settlement Date:	October 31, 2013 (T+7)
Maturity Date:	November 1, 2023
Interest Payment Dates:	Payable semi-annually in arrears on May 1 and November 1
First Pay Date:	May 1, 2014
Treasury Benchmark:	UST 2.500% due August 15, 2023
UST Spot (PX / Yield):	(99-26+ / 2.520%)
Re-offer Spread to UST:	140 bps
Re-offer Yield to Maturity:	3.920%
Coupon:	3.875%
Issue Price:	99.630%
Net Proceeds to Issuer:	$321,685,000
Day Count Basis:	30 / 360
Optional Redemption:	Make Whole + 25 bps (before three months prior to the maturity date)
Par Call:	Within three months prior to the maturity date
CUSIP:	988498 AJ0
Bookrunners:	Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan
Securities LLC, Morgan Stanley & Co. LLC

Note: A securities rating is not a recommendation to buy sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-800-831-9146, Goldman, Sachs & Co. toll free at 1-866-471-2526, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Morgan Stanley & Co. LLC toll free at 1-866-718-1649.

PRICING TERM SHEET

5.350% Senior Notes due 2043

Issuer:	Yum! Brands, Inc.
Ratings:	Moody’s: Baa3 / S&P: BBB
Format:	SEC Registered
Ranking:	Senior Unsecured
Offering Size:	$275,000,000
Trade Date:	October 22, 2013
Settlement Date:	October 31, 2013 (T+7)
Maturity Date:	November 1, 2043
Interest Payment Dates:	Payable semi-annually in arrears on May 1 and November 1
First Pay Date:	May 1, 2014
Treasury Benchmark:	UST 2.875% due May 15, 2043
UST Spot (PX / Yield):	(86-00 / 3.653%)
Re-offer Spread to UST:	170 bps
Re-offer Yield to Maturity:	5.353%
Coupon:	5.350%
Issue Price:	99.955%
Net Proceeds to Issuer:	$272,470,000
Day Count Basis:	30 / 360
Optional Redemption:	Make Whole + 25 bps (before six months prior to the maturity date)
Par Call:	Within six months prior to the maturity date
CUSIP:	988498 AK7
Bookrunners:	Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan
Securities LLC, Morgan Stanley & Co. LLC

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-800-831-9146, Goldman, Sachs & Co. toll free at 1-866-471-2526, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Morgan Stanley & Co. LLC toll free at 1-866-718-1649.